Exhibit 99.1
LendingClub Reports Fourth Quarter and Full Year 2018 Results
Record $10.9 billion loan origination volume and record $694.8 million of net revenue in 2018

SAN FRANCISCO – February 19, 2019 – LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the fourth quarter and full year ended December 31, 2018.

Record full year 2018 results

•
LendingClub built strong operational and financial momentum, delivered on its goals in a dynamic and competitive market, and demonstrated the power of its data and scale as well as the flexibility of its model.

•	Record loan originations of $10.9 billion, up 21% year-over-year with application growth of 35%.

•	Record Net Revenue of $694.8 million, up 21% year-over-year.

•	GAAP Consolidated Net Loss of $(128.2) million compared to $(154.0) million in 2017.

•	Record Adjusted EBITDA of $97.5 million, up 119% year-over-year.

•
Adjusted EBITDA Margin of 14.0%, up 6.2 percentage points year-over-year, reflecting ongoing process efficiencies to increase operating leverage, control fixed costs and better serve our growing customer base.

•	Adjusted Net Loss of $(32.4) million compared to $(73.6) million in 2017.

Fourth quarter 2018 results ahead of expectations

•	Loan originations of $2.9 billion, up 18% year-over-year.

•	Net Revenue of $181.5 million, up 16% year-over-year.

•	GAAP Consolidated Net Loss of $(13.4) million compared to $(92.1) million in the fourth quarter of 2017.

•	Adjusted EBITDA of $28.5 million, up 49% year-over-year.

•	Adjusted EBITDA Margin of 15.7%, up 3.5 percentage points year-over-year.

•	Adjusted Net Loss of $(4.1) million compared to $(11.8) million in the fourth quarter of 2017.

In 2019, responsible revenue growth and cost structure simplification to benefit both GAAP Consolidated Net Income and Adjusted Net Income

•	Focused on margin expansion and responsible growth in 2019 while preparing for uncertain macroeconomics conditions.

•
Expect full year 2019 Net Revenue to be in the range of $765 million to $795 million; GAAP Consolidated Net Loss and Adjusted Net Loss both in the range of ($29) million to ($9) million; and Adjusted EBITDA in the range of $115 million to $135 million.

•
In a seasonally slower first quarter, expect Net Revenue to be in the range of $162 million to $172 million; GAAP Consolidated Net Loss and Adjusted Net Loss both in the range of $(20) million to $(15) million; and Adjusted EBITDA in the range of $13 million to $18 million.

•	Targeting Adjusted Net Income profitability over the second half of 2019, supported by our cost structure simplification program.

“With more than a trillion dollars of U.S. credit card debt, our mission to help our customers improve their financial health has never been more urgent,” said Scott Sanborn, CEO of LendingClub. “Our record results in 2018 prove that our business model and strategy are working and our investments in innovation and simplification mean we are targeting Adjusted Net Income profitability over the second half of 2019.”

LendingClub remains well positioned over the long term

•	LendingClub provides tools that help Americans on their path to financial health through lower borrowing costs and a seamless user experience.

•
The company is the market leader in personal loans, a $130 billion+ industry and the fastest growing segment of consumer credit in the United States, and has an estimated addressable revolving debt market opportunity of more than $1 trillion.

•	The company's marketplace gives it unique strengths which enable it to expand its market opportunity, competitive advantage, and growth potential:

◦
Our marketplace model generates savings for borrowers by finding and matching the lowest cost of capital with the right borrower and attracts investors with the lowest cost of capital by efficiently generating targeted returns and duration diversification;

◦	Our broad spectrum of borrowers and investors enables us to serve more customers and to enhance our marketing efficiency; and

◦	Scale, data and innovation enable us to generate and convert demand efficiently while managing price and credit risk effectively (2.5 million+ customers).

•	The company is enhancing its operating leverage and capacity to generate cash with efficiency initiatives.

	Three Months Ended			Year Ended December 31,
($ in millions)	December 31, 2018	September 30, 2018	December 31, 2017	2018	2017
Loan Originations	$2,871.0	$2,886.5	$2,438.3	$10,881.8	$8,987.2
Net Revenue	$181.5	$184.6	$156.5	$694.8	$574.5
GAAP Consolidated Net Loss	$(13.4)	$(22.7)	$(92.1)	$(128.2)	$(154.0)
Adjusted EBITDA	$28.5	$28.1	$19.0	$97.5	$44.6
Adjusted Net Loss	$(4.1)	$(7.3)	$(11.8)	$(32.4)	$(73.6)

Fourth Quarter 2018 Financial Highlights
Commenting on financial results, Tom Casey, CFO of LendingClub said, “We delivered on the revenue and margin goals that we set out at our investor day in December 2017. In 2018, our net revenues grew 21% with G&A and tech costs growing more slowly, helping Adjusted EBITDA Margins increase 6.2 percentage points to 14%. In 2019 we are taking further action to simplify the company, putting us on the path to GAAP profitability.”

Loan Originations – Loan originations in the fourth quarter of 2018 were $2.9 billion, improving 18% compared to the same quarter last year and declining 1% from the third quarter of 2018.

Net Revenue – Net Revenue in the fourth quarter of 2018 was $181.5 million, improving 16% compared to the same quarter last year and declining 2% from the third quarter of 2018, driven primarily by a higher volume of loan originations in the fourth quarter of 2018 compared to the same quarter last year and a lower volume of loan originations in the fourth quarter of 2018 compared to the third quarter of 2018, respectively.

GAAP Consolidated Net Loss – GAAP Consolidated Net Loss was $(13.4) million for the fourth quarter of 2018, improving $78.7 million compared to the same quarter last year and improving $9.3 million from the third quarter of 2018. The decrease in loss for the fourth quarter of 2018 compared to the same quarter last year and compared to the third quarter of 2018 was primarily driven by a decline in expenses related to the resolution of certain legacy issues.

Adjusted EBITDA – Adjusted EBITDA was $28.5 million in the fourth quarter of 2018, improving $9.4 million compared to the same quarter last year and improving $0.4 million from the third quarter of 2018.

Adjusted Net Loss – Adjusted Net Loss was $(4.1) million in the fourth quarter of 2018, improving $7.6 million compared to the same quarter last year and improving $3.2 million from the third quarter of 2018.

Contribution – Contribution was $91.0 million in the fourth quarter of 2018, improving $15.7 million compared to the same quarter last year and improving $2.6 million from the third quarter of 2018.

Earnings Per Share (EPS) – Basic and diluted EPS attributable to LendingClub was $(0.03) for the fourth quarter of 2018, compared to basic and diluted EPS attributable to LendingClub of $(0.22) in the same quarter last year and $(0.05) in the third quarter of 2018.

Adjusted EPS – Adjusted EPS was $(0.01) for the fourth quarter of 2018, compared to Adjusted EPS of $(0.03) in the same quarter last year and $(0.02) in the third quarter of 2018.

Cash, Cash Equivalents and Securities Available for Sale – As of December 31, 2018, cash, cash equivalents and securities available for sale totaled $543.4 million, of which $53.6 million in securities were pledged as collateral.

Loans Held for Sale by the Company – As the Company continues to build its investor programs, it uses cash to accumulate loans for future transactions. Loans held for sale by the Company at the end of the fourth quarter of 2018 were $840.0 million, which included approximately $300 million in loans that the Company was required to consolidate related to its Company-sponsored securitization transaction that occurred in the fourth quarter of 2018. The loans held for sale were financed with $256.4 million of payables to securitization note holders and $306.8 million of debt outstanding under the Company’s warehouse credit facilities.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. Currently, residents of the following states may invest in LendingClub notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MD, MI, MN, MO, MS, MT, ND, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub fourth quarter and full year 2018 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Tuesday, February 19, 2019. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 8546277, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available on February 19, 2019, until February 26, 2019, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10128033. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Contribution, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted EPS. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe Contribution and Contribution Margin are useful measures of direct product profitability because the measures illustrate the relationship between the costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “sales and marketing” and “origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude cost structure simplification and non-cash stock-based compensation expenses within these captions and income or loss attributable to noncontrolling interests. Contribution Margin is a non-GAAP financial measure calculated by dividing Contribution by total net revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they allow for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period by removing legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), expenses related to our cost structure simplification, the impact of depreciation, impairment and amortization in our asset base, stock-based compensation, income tax effects, and other non-operating expenses.

In the fourth quarter of 2018, we revised the calculation of Adjusted Net Income (Loss) and Adjusted EPS to adjust for certain expenses that are either non-recurring or unusual in nature, such as expenses related to our cost structure simplification, goodwill impairment and legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation). We believe that Adjusted Net Income (Loss) and Adjusted EPS are important measures because they directly reflect the financial performance of our business. Prior period amounts have been reclassified to conform to the current period presentation.

Additionally, in the fourth quarter of 2018, we included a new adjustment for cost structure simplification expense to calculate our non-GAAP financial measures. This expense relates to a review of our cost structure and a number of expense initiatives underway, including the establishment of a site in the Salt Lake City area. The expense includes personnel-related expenses associated with establishing our Salt Lake City area site and external advisory fees. We expect to incur elevated expenses in 2019 related to additional cost structure simplification.

In the fourth quarter of 2017, we included a new adjustment for legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), to calculate Adjusted EBITDA. We expect expenses in the future to include resolution of additional matters that arose from legacy management, including indemnification legal expenses paid by the Company for former employees, and settlements of regulatory investigations and examinations. Legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to 2017 earnings.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding borrower and investor demand and anticipated future financial results are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about LendingClub is available in the prospectus for LendingClub’s notes, which can be obtained on LendingClub’s website at https://www.lendingclub.com/info/prospectus.action.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net revenue:
Transaction fees	$142,053	$120,697	$526,942	$448,608
Investor fees	30,419	24,313	114,883	87,108
Gain on sales of loans	10,509	10,353	45,979	23,370
Other revenue	1,457	1,366	5,839	6,436
Net interest income and fair value adjustments:
Interest income	106,170	141,471	487,462	611,259
Interest expense	(83,222)	(122,796)	(385,605)	(571,424)
Net fair value adjustments	(25,865)	(18,949)	(100,688)	(30,817)
Net interest income and fair value adjustments	(2,917)	(274)	1,169	9,018
Total net revenue	181,521	156,455	694,812	574,540
Operating expenses: (1)
Sales and marketing	68,353	60,130	268,517	229,865
Origination and servicing	25,707	23,847	99,376	86,891
Engineering and product development	39,552	37,926	155,255	142,264
Other general and administrative	61,303	48,689	228,641	191,683
Goodwill impairment	—	—	35,633	—
Class action and regulatory litigation expense	—	77,250	35,500	77,250
Total operating expenses	194,915	247,842	822,922	727,953
Loss before income tax expense	(13,394)	(91,387)	(128,110)	(153,413)
Income tax expense	18	711	43	632
Consolidated net loss	(13,412)	(92,098)	(128,153)	(154,045)
Less: Income (Loss) attributable to noncontrolling interests	50	(91)	155	(210)
LendingClub net loss	$(13,462)	$(92,007)	$(128,308)	$(153,835)
Net loss per share attributable to LendingClub:
Basic	$(0.03)	$(0.22)	$(0.30)	$(0.38)
Diluted	$(0.03)	$(0.22)	$(0.30)	$(0.38)
Weighted-average common shares - Basic	427,697,182	416,005,213	422,917,308	408,995,947
Weighted-average common shares - Diluted	427,697,182	416,005,213	422,917,308	408,995,947

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Sales and marketing	$1,688	$1,797	$7,362	$7,654
Origination and servicing	1,044	985	4,322	4,804
Engineering and product development	4,403	5,046	20,478	22,047
Other general and administrative	10,583	8,463	42,925	36,478
Total stock-based compensation expense	$17,718	$16,291	$75,087	$70,983

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						December 31, 2018
	Three Months Ended					% Change
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$2,871	$2,886	$2,818	$2,306	$2,438	(1)%	18%
Net revenue	$181,521	$184,645	$176,979	$151,667	$156,455	(2)%	16%
Consolidated net loss	$(13,412)	$(22,749)	$(60,812)	$(31,180)	$(92,098)	41%	85%
Contribution (1)	$91,023	$88,453	$85,416	$74,436	$75,351	3%	21%
Contribution margin (1)	50.1%	47.9%	48.3%	49.1%	48.2%	5%	4%
Adjusted EBITDA (1)	$28,464	$28,052	$25,670	$15,333	$19,048	1%	49%
Adjusted EBITDA margin (1)	15.7%	15.2%	14.5%	10.1%	12.2%	3%	29%
Adjusted net loss (1) (2)	$(4,110)	$(7,330)	$(6,727)	$(14,208)	$(11,757)	44%	65%
EPS - diluted	$(0.03)	$(0.05)	$(0.14)	$(0.07)	$(0.22)	40%	86%
Adjusted EPS - diluted (1) (2)	$(0.01)	$(0.02)	$(0.02)	$(0.03)	$(0.03)	50%	67%
Loan Originations by Investor Type:
Managed accounts	16%	21%	19%	20%	26%
Self-directed	6%	7%	7%	10%	10%
Banks	41%	38%	40%	48%	36%
LendingClub inventory	18%	15%	18%	9%	11%
Other institutional investors	19%	19%	16%	13%	17%
Total	100%	100%	100%	100%	100%
Loan Originations by Program:
Personal loans - standard program	72%	71%	74%	76%	74%
Personal loans - custom program	21%	22%	18%	15%	17%
Other - custom program (3)	7%	7%	8%	9%	9%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$604.9	$607.0	$506.0	$414.6	$364.7	—%	66%
B	591.6	563.3	610.2	524.5	555.3	5%	7%
C	495.9	506.1	575.4	474.8	504.4	(2)%	(2)%
D	267.1	286.9	296.3	248.0	278.3	(7)%	(4)%
E	83.8	72.7	70.3	63.3	79.6	15%	5%
F	6.3	21.7	18.4	14.0	24.6	(71)%	(74)%
G	1.3	5.4	3.9	2.6	10.5	(76)%	(88)%
Total	$2,050.9	$2,063.1	$2,080.5	$1,741.8	$1,817.4	(1)%	13%

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)
In the fourth quarter of 2018, we revised the calculation of Adjusted Net Income (Loss) and Adjusted EPS to adjust for certain expenses that are either non-recurring or unusual in nature, such as legal, regulatory and other expense related to legacy issues, expenses related to our cost structure simplification and goodwill impairment. Prior period amounts have been reclassified to conform to the current period presentation.

(3)	Comprised of education and patient finance loans, auto refinance loans, and small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						December 31, 2018
	Three Months Ended					% Change
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Q/Q	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Whole loans sold	$10,890	$10,475	$9,512	$8,571	$8,178	4%	33%
Notes	1,243	1,347	1,428	1,518	1,608	(8)%	(23)%
Certificates	689	830	967	1,125	1,291	(17)%	(47)%
Secured borrowings	81	108	143	187	243	(25)%	(67)%
Loans invested in by the Company	843	464	523	581	593	82%	42%
Total	$13,746	$13,224	$12,573	$11,982	$11,913	4%	15%
Employees and contractors (4)	1,768	1,835	1,779	1,812	1,837	(4)%	(4)%
(4)     As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

December 31,	2018	2017
Assets
Cash and cash equivalents	$372,974	$401,719
Restricted cash	271,084	242,570
Securities available for sale (includes $53,611 and $0 pledged as collateral at fair value, respectively)	170,469	117,573
Loans held for investment at fair value	1,883,251	2,932,325
Loans held for investment by the Company at fair value	2,583	361,230
Loans held for sale by the Company at fair value	840,021	235,825
Accrued interest receivable	22,255	33,822
Property, equipment and software, net	113,875	101,933
Intangible assets, net	18,048	21,923
Goodwill	—	35,633
Other assets	124,967	156,278
Total assets	$3,819,527	$4,640,831
Liabilities and Equity
Accounts payable	$7,104	$9,401
Accrued interest payable	19,241	32,992
Accrued expenses and other liabilities	152,118	228,380
Payable to investors	149,052	143,310
Notes, certificates and secured borrowings at fair value	1,905,875	2,954,768
Payable to securitization note and residual certificate holders (includes $0 and$1,479 at fair value, respectively)	256,354	312,123
Credit facilities and securities sold under repurchase agreements	458,802	32,100
Total liabilities	2,948,546	3,713,074
Equity
Common stock, $0.01 par value; 900,000,000 shares authorized; 431,923,335 and 419,756,546 shares issued, respectively; 429,640,635 and 417,473,846 shares outstanding, respectively	4,319	4,198
Additional paid-in capital	1,401,937	1,327,206
Accumulated deficit	(517,727)	(389,419)
Treasury stock, at cost; 2,282,700 shares	(19,485)	(19,485)
Accumulated other comprehensive income (loss)	157	(5)
Total LendingClub stockholders’ equity	869,201	922,495
Noncontrolling interests	1,780	5,262
Total equity	870,981	927,757
Total liabilities and equity	$3,819,527	$4,640,831

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Contribution reconciliation:
GAAP Consolidated net loss	$(13,412)	$(22,749)	$(60,812)	$(31,180)	$(92,098)	$(128,153)	$(154,045)
Engineering and product development expense	39,552	41,216	37,650	36,837	37,926	155,255	142,264
Other general and administrative expense	61,303	57,446	57,583	52,309	48,689	228,641	191,683
Cost structure simplification expense (1)	880	—	—	—	—	880	—
Goodwill impairment	—	—	35,633	—	—	35,633	—
Class action and regulatory litigation expense	—	9,738	12,262	13,500	77,250	35,500	77,250
Stock-based compensation expense	2,732	2,895	3,125	2,932	2,782	11,684	12,458
Income tax expense (benefit)	18	(38)	24	39	711	43	632
(Income) Loss attributable to noncontrolling interests	(50)	(55)	(49)	(1)	91	(155)	210
Contribution	$91,023	$88,453	$85,416	$74,436	$75,351	$339,328	$270,452
Total net revenue	$181,521	$184,645	$176,979	$151,667	$156,455	$694,812	$574,540
Contribution margin	50.1%	47.9%	48.3%	49.1%	48.2%	48.8%	47.1%
Adjusted EBITDA reconciliation:
GAAP Consolidated net loss	$(13,412)	$(22,749)	$(60,812)	$(31,180)	$(92,098)	$(128,153)	$(154,045)
Acquisition and related expense (2)	—	—	—	—	—	—	349
Depreciation and impairment expense:
Engineering and product development	12,372	13,221	10,197	9,247	11,487	45,037	36,790
Other general and administrative	1,525	1,488	1,420	1,419	1,281	5,852	5,130
Amortization of intangible assets	941	940	959	1,035	1,035	3,875	4,288
Cost structure simplification expense (3)	6,782	—	—	—	—	6,782	—
Goodwill impairment	—	—	35,633	—	—	35,633	—
Legal, regulatory and other expense related to legacy issues (4)	2,570	15,474	18,501	16,973	80,250	53,518	80,250
Stock-based compensation expense	17,718	19,771	19,797	17,801	16,291	75,087	70,983
Income tax expense (benefit)	18	(38)	24	39	711	43	632
(Income) Loss attributable to noncontrolling interests	(50)	(55)	(49)	(1)	91	(155)	210
Adjusted EBITDA	$28,464	$28,052	$25,670	$15,333	$19,048	$97,519	$44,587
Total net revenue	$181,521	$184,645	$176,979	$151,667	$156,455	$694,812	$574,540
Adjusted EBITDA margin	15.7%	15.2%	14.5%	10.1%	12.2%	14.0%	7.8%

(1)
Contribution excludes the portion of personnel-related expenses associated with establishing a site in the Salt Lake City area that are included in the “Sales and marketing” and “Origination and servicing” expense categories.

(2) Represents incremental compensation expense required to be paid under the purchase agreement to retain key former shareholder employees of an acquired business.

(3)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area and external advisory fees. These expenses are included in “Sales and marketing,” “Origination and servicing” and “Other general and administrative” expense on the Company’s Consolidated Statements of Operations.

(4)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted net loss reconciliation:
GAAP LendingClub net loss	$(13,462)	$(22,804)	$(60,861)	$(31,181)	$(92,007)	$(128,308)	$(153,835)
Cost structure simplification expense (1)	6,782	—	—	—	—	6,782	—
Goodwill impairment	—	—	35,633	—	—	35,633	—
Legal, regulatory and other expense related to legacy issues (2)	2,570	15,474	18,501	16,973	80,250	53,518	80,250
Adjusted net loss (3)	$(4,110)	$(7,330)	$(6,727)	$(14,208)	$(11,757)	$(32,375)	$(73,585)
Adjusted EPS - diluted (3)	$(0.01)	$(0.02)	$(0.02)	$(0.03)	$(0.03)	$(0.08)	$(0.18)
Non-GAAP diluted shares reconciliation:
GAAP diluted shares (4)	427,697	424,359	421,194	418,299	416,005	422,917	408,996
Other dilutive equity awards (5)	—	—	—	—	—	—	—
Non-GAAP diluted shares	427,697	424,359	421,194	418,299	416,005	422,917	408,996

(1)
Includes personnel-related expenses associated with establishing a site in the Salt Lake City area and external advisory fees. These expenses are included in “Sales and marketing,” “Origination and servicing” and “Other general and administrative” expense on the Company’s Consolidated Statements of Operations.

(2)
Includes class action and regulatory litigation expense and legal and other expenses related to legacy issues, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations.

(3)
In the fourth quarter of 2018, we revised the calculation of Adjusted Net Income (Loss) and Adjusted EPS to adjust for certain expenses that are either non-recurring or unusual in nature, such as expenses related to our cost structure simplification, goodwill impairment and legal, regulatory and other expense related to legacy issues. Prior period amounts have been reclassified to conform to the current period presentation.

(4)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

(5)
Other dilutive equity awards include assumed exercises of unvested stock options, net of assumed repurchases computed under the treasury method, which were excluded from GAAP net loss per share as their impact would have been anti-dilutive.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE (1)
(In millions)

	Three Months Ended	Year Ended
	March 31, 2019	December 31, 2019
GAAP Consolidated net loss (2)	$(20) - $(15)	$(29) - $(9)
Adjusted net loss (2)	$(20) - $(15)	$(29) - $(9)
Stock-based compensation expense	18	81
Depreciation, amortization and other net adjustments	15	63
Adjusted EBITDA (2)	$13 - $18	$115 - $135

(1)	For the second half of 2019, reconciliation of comparable GAAP Consolidated Net Income (Loss) to Adjusted Net Income (Loss) cannot be provided as not practicable.

(2)
Guidance excludes certain expenses that are either non-recurring or unusual in nature, such as expenses related to our cost structure simplification and legal, regulatory and other expense related to legacy issues.